UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 29, 2008

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dale Smith Agreement

On October 29, 2008, Mueller Water Products, Inc. (the “Company”) amended its employment agreement with Dale B. Smith, Chief Executive Officer of Mueller Co. Ltd. dated January 23, 2006, as amended November 1, 2007, to provide that during the subsequent employment period Mr. Smith will devote his full time attention to the affairs of the Company through December 31, 2008. After that date, Mr. Smith will be engaged only as agreed through December 12, 2009. The amendment is effective as of October 1, 2008. In addition, the amendment makes certain other changes to ensure that Mr. Smith remains entitled to the benefits that he was otherwise entitled to under his employment agreement. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the agreement attached hereto as Exhibit 99.1.

Director Indemnification Agreements

On October 29, 2008, the Company adopted a form of Director Indemnification Agreement. The Company has delivered the agreement to each of the Company’s non-employee directors. The agreement confirms the obligations of the Company to indemnify the directors to the fullest extent authorized by the By-Laws of the Company as in effect on the date of the Agreement, notwithstanding that such By-Laws may subsequently be amended, repealed or otherwise changed in any respect. In addition, the agreement provides that the directors shall be entitled to any greater indemnification that is afforded by a subsequent change in law. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the agreement attached hereto as Exhibit 99.2.

Executive Deferred Compensation Plan

On October 29, 2008, the Company adopted an Executive Deferred Compensation Plan for certain officers. The Plan permits those officers to defer up to 70% of base salary and 100% of bonus compensation. There is no Company match. All deferred amounts will earn interest equal to 120% of the applicable Federal long-term rate. The Plan will be effective as of January 1, 2009. The foregoing description of the plan does not purport to be complete and is qualified in its entirety by reference to the copy of the agreement attached hereto as Exhibit 99.3.

Item 8.01.	Other Events.

On October 30, 2008, Mueller Water Products, Inc. announced that its Board of Directors has authorized the submission to the Company’s stockholders of a proposal to simplify the Company’s capital structure by converting its Series B common stock into its Series A common stock pursuant to a provision for that conversion in the Company’s Restated Certificate of Incorporation. Under Section 4.3(f)(vi) of that Certificate of Incorporation, each share of the Series B common stock will be converted on a one-for-one basis into a single share of Series A common stock. The Company’s stockholders will consider this proposal at the Company’s Annual Meeting of Stockholders to be held on January 28, 2009 at 10:00 a.m. in Atlanta, Georgia. The Board of Directors has established December 3, 2008 as the record date for the Annual Meeting of Stockholders, and all holders of record as of that date will be entitled to vote at the meeting. A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment No. 2 dated as of October 1, 2008 to Employment Agreement with Dale B. Smith dated January 23, 2006, as amended on November 1, 2007

99.2	Form of Director Indemnification Agreement

99.3	Mueller Water Products, Inc. Executive Deferred Compensation Plan

99.4	Press Release Dated October 30, 2008 — Mueller Water Products Proposes Submission of Plan for Conversion of Class B Shares and Announces Date of 2009 Annual Meeting of Stockholders and Quarterly Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2008	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President, General Counsel and Corporate Secretary

4